Camber Energy, Inc 8-K

Exhibit 99.1

Camber Energy Subsidiary Lineal Star Holdings Signs Non-Binding LOI to Purchase Evercon Energy LLC in College Station, Texas

HOUSTON (September 5, 2019) – Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, today announced that its subsidiary Lineal Star Holdings, LLC (“Lineal”), has executed an LOI (non-binding) to purchase Evercon Energy LLC (www.EverconEnergy.com), headquartered in College Station, Texas. Evercon provides pipeline solutions and field services, project management and inspection services, energy infrastructure maintenance, facilities construction, fabrication and Heavy Civil Construction services. Brian Stiles, President and Founder of Evercon, will remain with the company as President and will retain a profit interest in the company should the transaction be completed. Mr. Stiles commented, “We are excited about the prospects for growth with Lineal Star, and believe their reputation and support will help us leverage our contractual relationships throughout Texas, especially with the State’s recently announced $77 billion Texas Highway construction capital plan.”

Craig Crawford, COO of Lineal commented, “Evercon and Brian add key top tier relationships and capabilities in a strategic geographic area that enables us to use the capabilities within Lineal across new industry segments and geographies. We believe these synergies will bring growth and increased revenue, and, subject to the completion of due diligence, and our entry into a mutually agreed acquisition agreement, we anticipate closing this transaction in October 2019.”

For more information about Camber Energy, investors can visit https://ir.camber.energy/.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its recently announced acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations (including the one described above), the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov. The hyperlink to Evercon Energy’s website provided in this release above is for informational purposes only and the Company makes no representations regarding the information set forth on, or accessible through, such website, or the accuracy thereof, whatsoever.

SOURCE: Camber Energy, Inc

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